                             SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C. 20549

      --------------------------------------------------------------------------------

                                          FORM 8-K

                                       CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934, as amended

                                Date of Report: June 9, 2004
                             (date of earliest event reported)

                        WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC
                     (Exact name of Registrant as Specified in Charter)

      North Carolina                333-109298                56-1967773
      (State or Other              (Commission             (I.R.S. Employer
      Jurisdiction of              File Number)         Identification Number)
      Incorporation)

                                    One Wachovia Center
                             301 South College Street, Suite D
                              Charlotte, North Carolina 28288
                          (Address of Principal Executive Offices)
                                         (Zip Code)

             Registrant's telephone number, including area code: (704) 374-4868

                                       Not Applicable
               (Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6, Item 8 and Item 9 are not  included  because they are not applicable.

Item 5.     Other Events

Filing of Collateral Materials

     In   connection   with  the  proposed   offering  of  the  Wachovia   Asset
Securitization  Issuance, LLC Asset-Backed Notes, Series 2004-HE1 (the "Notes"),
Wachovia Capital  Markets,  as underwriter  (the  "Underwriter"),  has furnished
certain  collateral  information  (the  "Collateral   Materials")  to  potential
investors with respect to the mortgage loans (the "Mortgage  Loans")  underlying the  proposed  offering of the Notes.  The  Collateral  Materials  are listed as
Exhibit 99.1 hereto and are filed herewith.

     The  information  in the Collateral  Materials is  preliminary  and will be superseded by the  description of the Mortgage Loans contained in the Prospectus
Supplement relating to the Notes and by any other information subsequently filed with the Securities  and Exchange  Commission.  The Collateral  Materials may be
based  on  assumptions  that  differ  from  the  assumptions  set  forth  in the
Prospectus Supplement.

     In addition,  the actual  characteristics  of the Mortgage Loans underlying the Notes may differ from the information provided in the Collateral  Materials, which were provided to certain  investors only to give a sense of the underlying collateral  which will effect the maturity,  interest rate  sensitivity and cash flow  characteristics  of the  Notes.  Any  difference  between  the  collateral information in the Collateral  Materials and the actual  characteristics  of the
Mortgage Loans will affect the actual yield,  average life,  duration,  expected maturity, interest rate sensitivity and cash flow characteristics of the Notes.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits:

      99.1  Collateral Materials.

                                         SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC

                                    By: /s/ Robert Perret
                                       Name:   Robert Perret
                                       Title:  Vice President

Date: June 9, 2004

EXHIBIT INDEX

Exhibit No. Description of Exhibit

99.1        Collateral Materials.